Exhibit 23.1

PricewaterhouseCoopers LLP Letterhead

                                   PricewaterhouseCoopers LLP
                                   One Metropolitan Square
                                   Suite 2200
                                   St. Louis  MO  63102-2737
                                   Telephone (314) 436-3200
                                   Facsimile (314) 241-3371

             Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of RightCHOICE Managed Care, Inc. on Form S-8 (File No. 33-90608, 333-33293 & 333-33317) of our
report dated February 9, 1999, except for Note 13 for which the date is March 15, 1999, on our audits of the consolidated financial statements and financial statement schedules of RightCHOICE Managed Care, Inc., which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
March 15, 1999